Exhibit 3.1

SECOND AMENDED AND RESTATED BYLAWS

OF

DIGERATI TECHNOLOGIES, INC.

A NEVADA CORPORATION

SECOND AMENDED AND RESTATED BYLAWS
OF

DIGERATI TECHNOLOGIES, INC.

ARTICLE I - OFFICES

Section 1.  Principal Office. The principal executive office of Digerati Technologies, Inc., a Nevada corporation (the "Corporation"), shall be at 3463 Magic Drive, Suite 355, San Antonio, Texas 78229. The Corporation may also have offices at such other places within or without the State of Nevada, as the Board of Directors shall from time to time determine.

Section 2.  Other Offices. The Corporation may also have offices at such other places both as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II - STOCKHOLDERS

Section 1.  Time and Place of Meetings. Meetings of the stockholders of the Corporation shall be held at such time and at such place as shall be determined by the Board of Directors.

Section 2.  Annual Meetings. Annual meetings of stockholders of the Corporation shall be held on such date and at such time as shall be determined by the Board of Directors. At each annual meeting, the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting as determined by the Board of Directors and in accordance with Section 12 of this Article II.

Section 3.  Special Meetings. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors of the Corporation, or by a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authorities, as provided in a resolution of the Board of Directors or in the Bylaws of the Corporation, include the power and authority to call such meetings but such special meetings may not be called by another person or persons. Business transacted at special meetings shall be confined to the purposes stated in the notice of the meeting.

Section 4. Conduct of Meetings. Annual and special meetings of the Corporation shall be conducted in accordance with these Bylaws or as otherwise prescribed by the Board of Directors. The Chairman of the Board or, in his or her absence, the Chief Executive Officer of the Corporation shall preside at such meetings.

Section 5.  Notice. Written or printed notice stating the place, day and hour of any stockholders' meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the Chief Executive Officer, the Secretary or the officer or person calling the meeting, to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited with the United States Postal Service, postage prepaid, addressed to the stockholder at the address as it appears on the share transfer records of the Corporation.

Section 6.  Closing of Share Transfer Records and Fixing Record Dates. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any distribution or share dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the Corporation may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, 60 days. If the share transfer records shall be closed for the purpose of determining stockholders, such records shall be closed for at least 10 days immediately preceding such meeting. In lieu of closing the share transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than 60 days and, in the case of a meeting of stockholders, not less than 10 days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or share dividend, the close of business on the day before the day on which the first notice thereof is given or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of share transfer records and the stated period of closing has expired.

Section 7.  List of Stockholders. The officer or agent of the Corporation having charge of the share transfer books for shares of the Corporation shall make, at least 10 days before each meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of voting shares held by each, which list, for a period of 10 days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any stockholder at any time during the usual business hours of the Corporation. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original share transfer records shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer records or to vote at any meeting of stockholders. Failure to comply with the requirements of this Section 7 shall not affect the validity of any action taken at such meeting.

Section 8.  Quorum. A quorum shall be present at a meeting of stockholders if the holders of shares having a majority of the voting power represented by all issued and outstanding shares entitled to vote at the meeting are present in person or represented by proxy at such meeting, unless otherwise provided by the Corporation's Restated Articles of Incorporation in accordance with the Nevada Revised Statutes. Once a quorum is present at a meeting of stockholders, the stockholders represented in person or by proxy at the meeting may conduct such business as may properly be brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any stockholder or the refusal of any stockholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. If, however, a quorum shall not be present at any meeting of stockholders, the stockholders entitled to vote, present or in person or represented by proxy, shall have power to adjourn the meeting, without notice other than announcement at the meeting, until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at such meeting until a quorum shall be present. At such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally noticed.

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Section 9.  Voting.

(a) Majority Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the shares entitled to vote, present in person or represented by proxy at such meeting, shall decide any matter brought before such meeting, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the holders of the shares entitled to vote is required by the Nevada Revised Statutes, and shall be the act of the stockholders, unless otherwise provided by the Corporation's Restated Articles of Incorporation or these Bylaws in accordance with the Nevada Revised Statutes.

(b) Plurality Voting. Unless otherwise provided in the Corporation's Restated Articles of Incorporation or these Bylaws in accordance with the Nevada Revised Statutes, directors of the Corporation shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present.

(c) Number of Votes; Cumulative Voting; Proxies. At every meeting of the stockholders, each stockholder shall be entitled to such number of votes, in person or by proxy, for each share having voting power held by such stockholder, as is specified in the Corporation's Restated Articles of Incorporation (including the resolution of the Board of Directors (or a committee thereof) creating such shares), except to the extent that the voting rights of the shares of any class or series are limited or denied by the Corporation's Restated Articles of Incorporation. At each election of directors, every stockholder shall be entitled to cast, in person or by proxy, the number of votes to which the shares owned by the stockholder are entitled for as many persons as there are directors to be elected and for whose election the stockholder has a right to vote. Cumulative voting is prohibited. Every proxy must be executed in writing by the stockholder. A telegram, telex, cablegram, or similar transmission by the stockholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the stockholder, shall be treated as an execution in writing for the purposes of this Section 9. No proxy shall be valid after 6 months from the date of its creation unless the stockholder specifies in it the length of time for which it is to continue in force, which may not exceed 7 years from the date of its creation. Each proxy shall be revocable unless (i) the proxy form conspicuously states that the proxy is irrevocable, and (ii) the proxy is coupled with an interest, as defined in the Nevada Revised Statutes and other state law.

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(d) Shares held by Another Entity. Shares standing in the name of another entity may be voted by such officer, agent or proxy as the governing documents of such entity may prescribe or, in the absence of such provision, as the governing board of such entity may determine.

(e) Shares held by an Administrator. Shares held by an administrator, executor, guardian or conservator may be voted by such administrator, executor, guardian or conservator, either in person or by proxy, without a transfer of such shares into the name of the administrator, executor, guardian or conservator. Shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by the trustee without a transfer of such shares into the name of the trustee.

(f) Shares held by a Receiver. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without being transferred into the name of the receiver, if such authority is contained in an appropriate order of the court that appointed the receiver.

(g) Pledged Shares. A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(h) Treasury Shares. Treasury shares, shares of the Corporation's stock owned by another corporation the majority of the voting stock of which is owned or controlled by the Corporation, and shares of its own stock held by the Corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

Section 10. Action by Consent. Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.  In no instance where action is authorized by written consent need a meeting of stockholders be called or notice given. Consent does not have to be unanimous. Every written consent must bear the date of signature of each stockholder who signs the consent. No written consent shall be effective to take the action that is the subject of the consent unless, within 60 days after the date of the earliest dated consent delivered to the Corporation in the manner required by this Section 10, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of any action by stockholders without a meeting by less than unanimous written consent shall be given to those stockholders who did not consent in writing to the action.

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Section 11. Presence at Meetings by Means of Communications Equipment. Stockholders may participate in and hold a meeting of the stockholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 11 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 12. Notice of Stockholder Business to be Brought before a Meeting.

(a) Business Properly Brought Before a Meeting. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) brought before the meeting by the Corporation and specified in the notice of meeting given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 12 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 12 as to such business. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the "Exchange Act"), and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders, and the only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Section 3 of this Article II. Stockholders seeking to nominate persons for election to the Board must comply with Section 13 of this Article II, and this Section 12 shall not be applicable to nominations except as expressly provided in Section 13 of this Article II.

(b) Requirement of Timely Notice of Stockholder Business. Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 12. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the one year anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not earlier than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made (notice within such time periods, "Timely Notice"). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

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(c) Requirements for Proper Form of Stockholder Notice of Proposed Business. To be in proper form for purposes of this Section 12, a stockholder's notice to the Secretary shall set forth:

(i) Stockholder Information. As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation's books and records) and (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as "Stockholder Information");

(ii) Information Regarding Disclosable Interests. As to each Proposing Person, (A) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of the Corporation, including due to the fact that the value of such derivative, swap or other transactions is determined by reference to the price, value or volatility of any shares of any class or series of the Corporation, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the Corporation ("Synthetic Equity Interests"), which Synthetic Equity Interests shall be disclosed without regard to whether (x) such derivative, swap or other transactions convey any voting rights in such shares to such Proposing Person, (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares, or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions, (B) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the Corporation, (C) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called "stock borrowing" agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the Corporation, or that provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Corporation ("Short Interests"), (D) any pending or threatened litigation in which such Proposing Person is a party or material participant or has an economic interest, (E) any performance-related fees (other than an asset-based fee) that such Proposing Person is entitled to, based on any increase or decrease in the price or value of shares of any class or series of the Corporation, or any Synthetic Equity Interests or Short Interests, if any, and (F) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (F) are referred to as "Disclosable Interests"); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder of record directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and

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(iii) Description of Proposed Business. As to each item of business the stockholder proposes to bring before the annual meeting, (A) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder.

(iv) Definition of Proposing Person. For purposes of this Section 12, the term "Proposing Person" shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such stockholder or beneficial owner.

(d) Update and Supplement of Stockholder Notice of Proposed Business. A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 12 shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than 5 business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than 8 business days prior to the date for the meeting or any adjournment or postponement thereof, if practicable (or, if not practicable, on the first practicable date prior to the date for the meeting or such adjournment or postponement thereof) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof, as applicable).

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(e) Business Not Properly Brought Before A Meeting. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with this Section 12. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 12, and if he or she should so determine, he or she shall so declare to the meeting and any such business shall not be transacted.

(f) Rule 14a-8; Exchange Act Compliance. This Section 12 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. In addition to the requirements of this Section 12 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 12 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(g) Definition of Public Disclosure. For purposes of these Bylaws, "public disclosure" shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Section 13. Nominations.

(a) Who May Make Nominations. Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons appointed by the Board of Directors, or (ii) by a stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 13 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 13 as to such nomination. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting.

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(b) Requirement of Timely Notice of Stockholder Nominations. Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the stockholder must (i) provide Timely Notice (as defined in Section 12 of this Article II) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 13. Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the stockholder must (i) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 13. To be timely, a stockholder's notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the 90th day prior to such special meeting or, if later, 10th day following the day on which public disclosure (as defined in Section 12 of this Article II) of the date of such special meeting was first made. In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder's notice as described above.

(c) Requirements for Proper Form of Notice of Stockholder Nominations. To be in proper form for purposes of this Section 12, a stockholder's notice to the Secretary shall set forth:

(i) Stockholder Information. As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 12(c)(i) of this Article II, except that for purposes of this Section 13, the term "Nominating Person" shall be substituted for the term "Proposing Person" in all places it appears in Section 12(c)(i) of this Article II);

(ii) Information Regarding Disclosable Interests. As to each Nominating Person, any Disclosable Interests (as defined in Section 12(c)(ii) of this Article II, except that for purposes of this Section 13 the term "Nominating Person" shall be substituted for the term "Proposing Person" in all places it appears in Section 12(c)(ii) of this Article II), and the disclosure in clause (F) of Section 12(c)(ii) of this Article II shall be made with respect to the election of directors at the meeting;

(iii) Information Regarding Proposed Nominees. As to each person whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder's notice pursuant to this Section 13 if such proposed nominee were a Nominating Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee, his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the "registrant" for purposes of such rule and the proposed nominee were a director or executive officer of such registrant;

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(iv) Other Information to be Furnished by Proposed Nominees. The Corporation may require any proposed nominee to furnish such other information (A) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation in accordance with applicable requirements or (B) that could be material to a reasonable stockholder's understanding of the independence or lack of independence of such proposed nominee; and

(v) Definition of Nominating Person. For purposes of this Section 13, the term "Nominating Person" shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any affiliate or associate of such stockholder or beneficial owner.

(d) Update and Supplement of Stockholder Notice of Nominations. A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 13 shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than 5 business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than 8 business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to the date for the meeting or such adjournment or postponement thereof) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof, as applicable).

(e) Defective Nominations. Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a Director unless nominated in accordance with this Section 13. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 13, and if he or she should so determine, he or she shall so declare such determination to the meeting and the nomination shall be disregarded.

(f) Compliance with Exchange Act. In addition to the requirements of this Section 13 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

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Section 14. Controlling Interests. Nevada Revised Statutes §78.378 through §78.3793, inclusive, shall not apply; provided, however, that if any person or group (as defined in the rules and regulations of the Securities and Exchange Commission) acquires any shares of the Corporation's voting securities that, but for the provisions of this Section 14, would be subject to Nevada Revised Statutes §78.378 through §78.3793, without the prior authorization or approval of the Corporation's Board of Directors, which may be granted or withheld in its sole discretion, such shares in the aggregate shall be entitled to one vote on matters that are subject to approval by the Corporation's stockholders.

ARTICLE III - DIRECTORS

Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Corporation's Restated Articles of Incorporation or by these Bylaws directed or required to be exercised and done by the stockholders.

Section 2. Number, Term and Election. The number of Directors of the Corporation shall be such number, not less than one, as shall be provided from time to time in a resolution adopted by the Board of Directors, provided that no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director, and provided further that no action shall be taken to decrease or increase the number of Directors from time to time unless at least two-thirds of the Directors then in office shall concur in said action. Except as otherwise provided in the Corporation's Restated Articles of Incorporation, the Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the entire Board of Directors. At each annual meeting of stockholders (i) directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified, and (ii) if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created. The Board of Directors shall designate one of their members as the Chairman of the Board. Directors need not be residents of the State of Nevada or stockholders of the Corporation.

Section 3. Vacancies. Any vacancy occurring on the Board of Directors, and any directorship to be filled by reason of an increase in the number of Directors, may be filled by the affirmative vote of a majority of the Directors then in office, though less than a quorum, or by election at an annual meeting or at a special meeting of the stockholders held for that purpose.

Section 4.  Regular Meetings. Regular meetings of the Board of Directors may be held with or without notice at such time and place as the Board of Directors may determine by resolution.

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Section 5.  Special Meetings; Notice. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer or two-thirds of the Directors. The person calling the special meeting of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by such persons. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by such person or persons. Notice of any special meeting shall be given at least 24 hours previous thereto if given either personally (including written notice delivered personally or telephone notice) or by telex, telecopy, telegram or other means of immediate communication, and at least 72 hours previous thereto if given by written notice mailed or otherwise transmitted to each Director at the address of his or her business or residence. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Any director may waive notice of any meeting, as provided in Section 2 of Article IV of these Bylaws. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 6.  Quorum and Voting. At all meetings of the Board of Directors, the presence of a majority of the number of directors fixed in the manner provided in Section 2 of this Article III shall constitute a quorum for the transaction of business. At all meetings of committees of the Board of Directors (if one or more be designated in the manner described in Section 8 of this Article III), the presence of a majority of the number of directors fixed from time to time by resolution of the Board of Directors to serve as members of such committees shall constitute a quorum for the transaction of business. The affirmative vote of at least a majority of the directors present and entitled to vote at any meeting of the Board of Directors or a committee of the Board of Directors at which there is a quorum shall be the act of the Board of Directors or the committee, except as may be otherwise specifically provided by the Nevada Revised Statutes, the Corporation's Restated Articles of Incorporation or these Bylaws. Directors with an interest in a business transaction of the Corporation and directors who are directors or officers or have a financial interest in any other corporation, partnership, association or other organization with which the Corporation is transacting business may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee of the Board of Directors to authorize such business transaction. If a quorum shall not be present at any meeting of the Board of Directors or a committee thereof, a majority of the directors present thereat may adjourn the meeting, without notice other than announcement at the meeting, until such time and to such place as may be determined by such majority of directors, until a quorum shall be present.

Section 7. Voting on Certain Actions. Notwithstanding anything to the contrary contained herein, the affirmative vote of at least 2/3 of the number of directors fixed in the manner provided in Section 2 of this Article III shall be required for the Corporation to take the following actions:

a.	issue any equity securities of the Corporation;

b.	adopt preferential rights relating to any equity securities of the Corporation;

c.	enter into any reorganization, recapitalization, inversion, merger, interest exchange, conversion or similar transaction, other than a transaction of which the only parties thereto are wholly owned direct or indirect subsidiaries of the Corporation immediately prior to and immediately after the transaction;

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d.	institute any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company's capital stock;

e.	dividend or otherwise distribute any cash and other property of the Corporation to its equity holders;

f.	repurchase or otherwise reacquire issued and outstanding equity securities of the Corporation;

g.	sell, lease, license or otherwise dispose of or transfer of any material assets of the Corporation, or any right under any lease, governmental authorization or contract other than in the ordinary course of the business of the Corporation;

h.	liquidate, dissolve, recapitalize, reorganize or otherwise wind up the business operations of the Corporation; or

i.	domesticate or reincorporate the Corporation into a jurisdiction other than Nevada or convert the Corporation into a type of business entity other than a corporation.

None of the Corporation, the Board or any stockholder of the Corporation may put any of the actions set forth in clauses a – i of this Section 7 to a vote of the stockholders of the Corporation without first obtaining the vote of the Board of Directors required by this Section 7.

Section 8. Committees of the Board of Directors. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate from among its members one or more committees, each of which shall be composed of one or more of its members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of that committee. Any such committee, to the extent provided in the resolution of the Board of Directors designating the committee or in the Corporation's Restated Articles of Incorporation or these Bylaws, shall have and may exercise all of the authority of the Board of Directors of the Corporation, except where action of the Board of Directors is required by the Nevada Revised Statutes or by the Corporation's Restated Articles of Incorporation. Any member of a committee of the Board of Directors may be removed, for or without cause, by the affirmative vote of a majority of the whole Board of Directors. If any vacancy or vacancies occur in a committee of the Board of Directors caused by death, resignation, retirement, disqualification, removal from office or otherwise, the vacancy or vacancies shall be filled by the affirmative vote of a majority of the whole Board of Directors. Such committee or committees shall have such name or names as may be designated by the Board of Directors and shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

Section 9.  Compensation of Directors. Unless otherwise provided by resolution of the Board of Directors, directors, as members of the Board of Directors or of any committee thereof, shall not be entitled to receive any stated salary for their services. Nothing herein contained, however, shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor

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Section 10.  Action by Unanimous Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent, setting forth the action so taken, is signed by all the members of the Board of Directors or the committee, as the case may be, and such written consent shall have the same force and effect as a unanimous vote at a meeting of the Board of Directors.

Section 11.  Presence at Meetings by Means of Communications Equipment. Members of the Board of Directors of the Corporation or any committee designated by the Board of Directors, may participate in and hold a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 11 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE IV - NOTICES

Section 1.  Form of Notice. Whenever under the provisions of the Nevada Revised Statutes, the Corporation's Restated Articles of Incorporation or these Bylaws, notice is required to be given to any director or stockholder, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice exclusively, but any such notice may be given in writing, by mail, postage prepaid, or by email, telex, telecopy, telegram or other means of immediate communication, addressed or transmitted to such director or stockholder at such address as appears on the books of the Corporation. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same be thus deposited, postage prepaid, with the United States Postal Service as aforesaid. Any notice required or permitted to be given by email, telex, telecopy, telegram or other means of immediate communication shall be deemed to be given at the time of actual delivery.

Section 2.  Waiver. Whenever in the provisions of the Nevada Revised Statutes, the Corporation's Restated Articles of Incorporation or these Bylaws any notice is required to be given to any director or stockholder of the Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice.

Section 3.  When Notice Unnecessary. Whenever under the provisions of the Nevada Revised Statutes, the Corporation's Restated Articles of Incorporation or these Bylaws, any notice is required to be given to any stockholder, such notice need not be given to the stockholder if (a) notice of 2 consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (b) all (but in no event less than 2) payments (if sent by first class mail) of distributions or interest on securities during a 12-month period have been mailed to that person, addressed at the address as shown on the records of the Corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given. If such a person delivers to the Corporation a written notice setting forth the then current address, the requirement that notice be given to that person shall be reinstated.

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ARTICLE V - OFFICERS

Section 1.  General. The elected officers of the Corporation shall be a President (Chief Executive Officer) and a Secretary. The Board of Directors may also elect or appoint one or more Vice Presidents, one or more Assistant Vice President, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers, all of whom shall also be officers. Two or more offices may be held by the same person. The Board of Directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require.

Section 2.  Election. The Board of Directors shall elect the officers of the Corporation at each annual meeting of the Board of Directors. The Board of Directors may appoint such other officers and agents as it shall deem necessary and shall determine the salaries of all officers and agents from time to time. The officers shall hold office until their successors are chosen and qualified. No officer need be a member of the Board of Directors. Any officer elected or appointed by the Board of Directors may be removed, with or without cause, at any time by a majority vote of the whole Board. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 3.  President. The President shall be the Chief Executive Officer of the Corporation and as such shall have, subject to review and approval of the Board of Directors, general and active control of all its business. He or she shall have general authority to execute bonds, deeds and contracts in the name of the Corporation and affix the corporate seal thereto; to sign stock certificates; to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require, and to fix their compensation, subject to the provisions of these Bylaws; to remove or suspend any employee or agent who shall have been employed or appointed under his or her authority or under authority of an officer subordinate to him or her; to suspend for cause, pending final action by the authority that shall have elected or appointed him or her, any officer subordinate to the Chief Executive Officer; and, in general, to exercise all the powers and authority usually appertaining to the chief executive officer of a corporation, except as otherwise provided in these Bylaws.

Section 4.  Vice Presidents. In the absence of the President or in the event of his or her inability or refusal to act, the Vice President, if any (or in the event there be more than one, the Vice Presidents in the order designated or, in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties and have such other powers as the Operating Officer may from time to time prescribe. The Vice President in charge of finance, if any, shall also perform the duties and assume the responsibilities described in Section 8 of this Article V for the Treasurer, and shall report directly to the Chief Executive Officer of the Corporation.

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Section 5.  Assistant Vice Presidents. In the absence of a Vice President or in the event of his or her inability or refusal to act, the Assistant Vice President, if any (or, if there be more than one, the Assistant Vice Presidents in the order designated or, in the absence of any designation, then in the order of their election), shall perform the duties and exercise the powers of that Vice President, and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the Chief Operating Officer or the Vice President under whose supervision he or she is appointed may from time to time prescribe.

Section 6.  Secretary. The Secretary shall attend and record minutes of the proceedings of all meetings of the Board of Directors and any committees thereof and all meetings of the stockholders. He or she shall file the records of such meetings in one or more books to be kept by him or her for that purpose. The Secretary shall also keep at the Corporation's registered office or principal place of business a record of the original issuance of shares issued by the Corporation and a record of each transfer of those shares that have been presented to the Corporation for registration or transfer. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision he or she shall be. He or she shall have custody of the corporate seal of the Corporation and he or she, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall keep and account for all books, documents, papers and records of the Corporation, except those for which some other office or agent is properly accountable. He or she shall have authority to sign stock certificates and shall generally perform all the duties usually appertaining to the office of the secretary of a corporation.

Section 7.  Assistant Secretaries. In the absence of the Secretary or in the event of his or her inability or refusal to act, the Assistant Secretary, if any (or, if there be more than one, the Assistant Secretaries in the order designated or, in the absence of any designation, then in the order of their election), shall perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the Secretary may from time to time prescribe.

Section 8.  Treasurer. The Treasurer, if any (or the Chief Financial Officer, if one be appointed), shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall be under the supervision of the Chief Executive Officer, and he or she shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer.

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Section 9.  Assistant Treasurers. In the absence of the Treasurer or in the event of his or her inability or refusal to act, the Assistant Treasurer, if one be elected (or, if there shall be more than one, the Assistant Treasurer in the order designated or, in the absence of any designation, then in the order of their election), shall perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the Treasurer may from time to time prescribe.

Section 10.  Bonding. If required by the Board of Directors, all or certain of the officers shall give the Corporation a bond, in such form, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of their office and for the restoration to the Corporation, in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation.

ARTICLE VI - CERTIFICATES REPRESENTING SHARES

Section 1.  Form of Certificates. The Corporation shall deliver certificates representing all shares to which the stockholders are entitled. Certificates representing shares of the Corporation shall be in such form as shall be approved and adopted by the Board of Directors and shall be approved and adopted by the Board of Directors and shall be numbered consecutively and entered in the share transfer records of the Corporation as they are issued. Each certificate shall state on the face thereof that the Corporation is organized under the laws of the State of Nevada, the name of the registered holder, the number and class of shares, and the designation of the series, if any, that said certificate represents, and either the par value of the shares or a statement that the shares are without par value. Each certificate shall also set forth on the back thereof a full or summary statement of matters required by the Nevada Revised Statutes or the Corporation's Restated Articles of Incorporation to be described on certificates representing shares, and shall contain a conspicuous statement on the face thereof referring to the matters set forth on the back thereof. Certificates shall be signed by the President or any Vice President and the Secretary or any Assistant Secretary, and may be sealed with the seal of the Corporation. Either the seal of the Corporation or the signatures of the Corporation's officers or both may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on such certificate or certificates, shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation or its agents, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed the certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

Section 2.  Lost Certificates. The Corporation may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing the issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the lost or destroyed certificate, or the owner's legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form, in such sums, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

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Section 3.  Transfer of Shares. Shares of stock shall be transferable only on the share transfer records of the Corporation by the holder thereof in person or by the holder's duly authorized attorney. Subject to any restrictions on transfer set forth in the Corporation's Restated Articles of Incorporation, these Bylaws or any agreement among stockholders to which this Corporation is a party or has notice, upon surrender to the Corporation or to the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 4.  Registered Stockholders. Except as otherwise provided in the Nevada Revised Statutes or other state law, the Corporation shall be entitled to regard the person in whose name any shares issued by the Corporation are registered in the share transfer records of the Corporation at any particular time (including, without limitation, as of the record date fixed pursuant to Section 6 of Article II) as the owner of those shares and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

ARTICLE VII - INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 1.  General. The Corporation may indemnify persons who are or were a director, officer, employee or agent of the Corporation, or persons who are not or were not directors, officers, employees or agents of the Corporation but who are or were serving at the request of the Corporation as a director, officer, trustee, employee, agent or similar functionary of another foreign or domestic corporation, trust, partnership, joint venture, sole proprietorship, employee benefit plan or other enterprise (such persons collectively referred herein as "Corporate Functionaries") against any and all liability and reasonable expense that may be incurred by them in connection with or resulting from (a) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, (b) an appeal in such an action, suit or proceeding, or (c) any inquiry or investigation that could lead to such an action, suit or proceeding, all to the full extent permitted by the Nevada Revised Statutes. The rights of indemnification provided for in this Article VII shall be in addition to all rights to which any Corporate Functionary may be entitled under any agreement or vote of stockholders or as a matter of law or otherwise.

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Section 2.  Insurance. The Corporation may purchase or maintain insurance on behalf of any Corporate Functionary against any liability asserted against him or her and incurred by him or her in such a capacity or arising out of his or her status as a Corporate Functionary, whether or not the Corporation would have the power to indemnify him or her or her against the liability under the Nevada Revised Statutes or these Bylaws; provided, however, that if the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the Corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the stockholders of the Corporation. Without limiting the power of the Corporation to procure or maintain any kind of insurance or arrangement, the Corporation may, for the benefit of persons indemnified by the Corporation, (i) create a trust fund, (ii) establish any form of self-insurance, (iii) secure its indemnification obligations by grant of any security interest or other lien on the assets of the Corporation, or (iv) establish a letter of credit, guaranty or surety arrangement. Any such insurance or other arrangement may be procured, maintained or established within the Corporation or its affiliates or with any insurer or other person deemed appropriate by the Board of Directors of the Corporation regardless of whether all or part of the stock or other securities thereof are owned in whole or in part by the Corporation. In the absence of fraud, the judgment of the Board of Directors of the Corporation as to the terms and conditions of such insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive, and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability, on the ground, regardless of whether directors participating in approving such insurance or other arrangement shall be beneficiaries thereof.

ARTICLE VIII - GENERAL PROVISIONS

Section 1.  Distributions and Share Dividends. Distributions or share dividends to the stockholders of the Corporation, subject to the provisions of the Nevada Revised Statutes and the Corporation's Restated Articles of Incorporation and any agreements or obligations of the Corporation, if any, may be declared by the Board of Directors at any regular or special meeting. Distributions may be declared and paid in cash or in property (other than shares or rights to acquire shares of the Corporation), provided that all such declarations and payments of distributions, and all declarations and issuances of share dividends, shall be in strict compliance with all applicable laws and the Corporation's Restated Articles of Incorporation.

Section 2.  Reserves. There may be created by resolution of the Board of Directors out of the surplus of the Corporation such reserve or reserves as the Board of Directors from time to time, in its discretion, deems proper to provide for contingencies, or to equalize distributions or share dividends, or to repair or maintain any property of the Corporation, or for such other proper purpose as the Board shall deem beneficial to the Corporation, and the Board may increase, decrease or abolish any reserve in the same manner in which it was created.

Section 3.  Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 4.  Resignation. Any director, officer or agent of the Corporation may resign by giving written notice to the President or the Secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified therein. Unless specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

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ARTICLE IX - AMENDMENTS TO BYLAWS

Unless otherwise provided by the Corporation's Restated Articles of Incorporation or a bylaw adopted by the stockholders of the Corporation, these Bylaws may be repealed, altered, amended or rescinded only by a vote of a majority of the entire Board of Directors fixed in the manner provided in Section 2 of Article III or a majority of the outstanding shares of capital stock of the Corporation, voting as classes.

ARTICLE X - EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or its stockholders, (iii) any action asserting a claim against the corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the Nevada Revised Statutes or the Corporation's Restated Articles of Incorporation or these Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall be a state court located within the State of Nevada (or, if no state court located within the State of Nevada has jurisdiction, the federal district court for the District of Nevada), in all cases to the fullest extent permitted by applicable law and subject to the court's having personal jurisdiction over the indispensable parties named as defendants.

CERTIFICATE BY CHIEF EXECUTIVE OFFICER

The undersigned, being the Chief Executive Officer of DIGERATI TECHNOLOGIES, INC., hereby certifies that the foregoing Second Amended and Restated Bylaws were duly adopted by the Board of Directors of said corporation, effective January 13, 2015.

IN WITNESS WHEREOF, I have signed this certificate on this 19th day of January, 2015.

/s/ Arthur L. Smith
Arthur L. Smith, Chief Executive Officer

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